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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Extensity, Inc. on Forms S-8 (Files No. 333-45748 and 333-36338) of our report dated January 19, 2001 on our audits of the consolidated financial statements of the Company as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998, which report is included in this 2000 Annual Report on Form 10-K.

/s/  PricewaterhouseCoopers LLP

San Jose, California
March 8, 2001